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                                                                      EXHIBIT 12
                           VARCO INTERNATIONAL, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                       (IN THOUSANDS, EXCEPT FOR RATIO)

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
                                              First Quarter                           Fiscal Year
                                            ---------------------   --------------------------------------------------------------
                                            2001         2000          2000         1999         1998         1997         1996
                                            ---------------------   --------------------------------------------------------------
Earnings:
      Income before income taxes            $ 31,879     $ 14,596      $ 72,417     $ 57,870     $160,668     $161,645   $ 79,701
      Interest expense                         3,789        4,816        15,282       18,926       19,945       18,139     17,821
      Amortization of debt costs                 100          104           454          390          257          265        814
      Interest portion of rental charges       1,458        1,458         5,832        5,429        5,355        4,427      3,625
                                            ---------------------   -------------------------------------------------------------
      Total earnings                        $ 37,226     $ 20,974      $ 93,985     $ 82,615     $186,225     $184,476   $101,961
                                            =====================   =============================================================

Fixed charges:
      Interest expense                      $  3,789      $ 4,816      $ 15,282     $ 18,926     $ 19,945     $ 18,139   $ 17,821
      Amortization of debt costs                 100          104           454          390          257          265        814
      Interest portion of rental charges       1,458        1,458         5,832        5,429        5,355        4,427      3,625
                                            ---------------------   -------------------------------------------------------------
      Total fixed charges                   $  5,347      $ 6,378      $ 21,568     $ 24,745     $ 25,557     $ 22,831   $ 22,260
                                            =====================   =============================================================

Ratio of earnings to fixed charges               7.0          3.3           4.4          3.3          7.3          8.1        4.6
                                            =====================   =============================================================
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